Exhibit 99.1

Additional Signature Page

This statement on Form 3 is filed jointly by each of the undersigned.  The principal business address of each of the Reporting Persons other than STORE Holding Company, LLC is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.  The principal business address of STORE Holding Company, LLC is 8501 East Princess Drive, Suite 190, Scottsdale, Arizona 85255.

Name of Designated Filer:  STORE Holding Company, LLC

Date of Event Requiring Statement:  November 17, 2014

Issuer Name and Ticker or Trading Symbol:  STORE CAPITAL CORPORATION [STOR]

Date:  November 17, 2014

STORE HOLDING COMPANY, LLC

By:	/s/ Michael T. Bennett
Name:	Michael T. Bennett
Title:	EVP-Operations, Chief Compliance Officer,
Secretary & Asst. Treasurer

OCM STR HOLDINGS, L.P.		OCM STR HOLDINGS II, L.P.

By: OCM FIE, LLC		By: OCM FIE, LLC
Its: General Partner		Its: General Partner

By:	/s/ Jordan Mikes	By:	/s/ Jordan Mikes
Name:	Jordan Mikes	Name:	Jordan Mikes
Title:	Authorized Signatory	Title:	Authorized Signatory

By:	/s/ Lisa Arakaki	By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki	Name:	Lisa Arakaki
Title:	Authorized Signatory	Title:	Authorized Signatory

OAKTREE CAPITAL MANAGEMENT, L.P.		OAKTREE HOLDINGS, INC.

By:	/s/ Jordan Mikes	By:	/s/ Jordan Mikes
Name:	Jordan Mikes	Name:	Jordan Mikes
Title:	Assistant Vice President	Title:	Assistant Vice President

By:	/s/ Lisa Arakaki	By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki	Name:	Lisa Arakaki
Title:	Managing Director	Title:	Managing Director

OCM FIE, LLC		OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Jordan Mikes	By:	/s/ Jordan Mikes
Name:	Jordan Mikes	Name:	Jordan Mikes
Title:	Authorized Signatory	Title:	Assistant Vice President

By:	/s/ Lisa Arakaki	By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki	Name:	Lisa Arakaki
Title:	Authorized Signatory	Title:	Managing Director

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Assistant Vice President

By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki
Title:	Managing Director